UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K/A
                            AMENDMENT NO. 1

                            CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                             July 20, 1999

                      ACCESS PHARMACEUTICALS, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)

                               DELAWARE
              ----------------------------------------------
              (State of other jurisdiction of incorporation)

      0-9314                                          83-0221517
------------------------                  ---------------------------------
(Commission File Number)                  (IRS Employer Identification No.)

    2600 Stemmons Freeway, Suite 176, Dallas, Texas             75207
  --------------------------------------------------          ----------
     (Address of principal executive offices)                 (Zip Code)


             Registrant's telephone number, including area code:
                            (214) 905-5100


                                   N/A
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition Or Disposition Assets.
          ----------------------------------

On February 23, 1999, Access Pharmaceuticals, Inc., a Delaware corporation (the "Registrant"), entered into an Agreement of Merger and Plan of Reorganization, as amended (the "Agreement") with Virologix Corporation, a Delaware corporation ("Virologix"), and Access Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (the "Merger Sub"). Pursuant to the terms of the Agreement, on July 20, 1999 the Merger Sub merged with and into Virologix, the separate existence of the Merger Sub ceased, and Virologix became a wholly-owned subsidiary of the Registrant and each outstanding share of Virologix common stock was converted into
0.231047 shares of the Registrant's common stock representing 1,000,000 shares of common stock of the Registrant. The transaction will be accounted for as a purchase. This Form 8-K/A amends the Form 8-K Current Report reporting such transaction filed on August
3, 1999.

Item 7.   Financial Statements, Pro Forma Financial Information And Exhibits.
          -------------------------------------------------------------------

(a)   Financial Statements of Business Acquired.

      Index to Financial Statements
      Virologix Corporation

      Independent Auditor's Report                                      (a)1
      Balance Sheets                                                    (a)2
      Statements of Operations                                          (a)3
      Statement of Stockholders' Deficit                                (a)4
      Statements of Cash Flows                                          (a)5
      Notes to Financial Statements                                     (a)6

(b)   Pro Forma Financial Information.

      Unaudited Pro Forma Consolidated Financial Statements             (b)1
      Unaudited Pro Forma  Consolidated Balance Sheet
        as of June 30, 1999                                             (b)2
      Unaudited Pro Forma  Consolidated Statements of
        Operations for the Six Months Ended June 30, 1999               (b)3
      Unaudited Pro Forma  Consolidated Statements of
        Operations Year Ended December 31, 1998                         (b)4
      Notes to Unaudited Pro Forma Consolidated
        Financial Statements                                            (b)5

(c)   Exhibits.

      None.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         ACCESS PHARMACEUTICALS, INC.


                                         By:    /s/ Kerry P. Gray
                                             -------------------------
                                         Title: President and CEO

Dated: September 27, 1999

              Report of Independent Certified Public Accountants


Board of Directors and Stockholders
Virologix Corporation:

We have audited the accompanying balance sheet of Virologix Corporation as of December 31, 1998, and the related statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 1998, and for the period from December 28, 1995 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virologix Corporation as of December 31, 1998, and the results of its operations and cash flows for each of the two years in the period ended
December 31, 1998, and for the period from December 28, 1995 (inception) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has an excess of current liabilities over current assets at December 31, 1998 and has suffered recurring losses from operations and has incurred negative cash flows from operations since inception. These matters raise substantial doubt about its ability to continue as a going concern. Management's plan's in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Grant Thornton LLP
----------------------

GRANT THORNTON LLP

Dallas, Texas
September 17, 1999

                                  (a)1

                          Virologix Corporation
                       (a development stage company)

                             BALANCE SHEETS

                                                   June 30,    December 31,
ASSETS                                              1999           1998
                                                 ------------  ------------
                                                 (unaudited)
Current assets
  Cash and cash equivalents                      $     1,000   $    38,000
                                                 ------------  ------------

    Total current assets                               1,000        38,000

Equipment, net                                         1,000         2,000

Licenses                                             105,000             -
                                                 ------------  ------------

Total assets                                     $   107,000   $    40,000
                                                 ============  ============


   LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable and accrued expenses            $   389,000   $   166,000
Notes payable                                         80,000        40,000
                                                 ------------  ------------

    Total liabilities                                469,000       206,000

Commitments and contingencies                              -             -

Stockholders' deficit
  Preferred stock - $.0001 par value;
    authorized, 10,000,000 shares;
    Series B -
    authorized 1,350,000 shares
    issued and outstanding, 294,418 shares                 -             -
  Common stock - $.0001 par value;
    authorized, 25,000,000 shares;
    issued  and outstanding, 3,739,288 shares              -             -
  Additional paid-in capital                       3,506,000     3,506,000
  Deficit accumulated during the
    development stage                             (3,868,000)   (3,672,000)
                                                 ------------  ------------

    Total stockholders' deficit                     (362,000)     (166,000)
                                                 ------------  ------------

Total liabilities and stockholders' deficit      $   107,000   $    40,000
                                                 ============  ============


      The accompanying notes are an integral part of these statements.

                                  (a)2

                         Virologix Corporation
                      (a development stage company)

                       STATEMENTS OF OPERATIONS


                                                                                    December 28,
                                     Six Months Ended           Year Ended              1995
                                         June 30,               December 31,       (inception) to
                                  ----------------------  ------------------------    June 30,
                                     1999         1998        1998        1997          1999
                                  ----------  ----------  ----------  ------------  ------------
                                       (unaudited)
Expenses
  Research and development        $       -   $ 166,000   $ 203,000   $   307,000   $   857,000
  General and administrative        195,000     159,000     434,000       856,000     2,428,000
  Depreciation and amortization       1,000       1,000       2,000             -         3,000
                                  ----------  ----------  ----------  ------------  ------------

    Total expenses                  196,000     326,000     639,000     1,163,000     3,288,000

Loss from operations               (196,000)   (326,000)   (639,000)   (1,163,000)   (3,288,000)

Other income (expense)
  Interest and miscellaneous income       -       1,000       2,000         3,000        13,000
  Interest expense                        -           -           -      (406,000)     (593,000)
                                  ----------  ----------  ----------  ------------  ------------

                                          -       1,000       2,000      (403,000)     (580,000)
                                  ----------  ----------  ----------  ------------  ------------

Net Loss                          $(196,000)  $(325,000)  $(637,000)  $(1,566,000)  $(3,868,000)
                                  ==========  ==========  ==========  ============  ============


       The accompanying notes are an integral part of these statements.

                                 (a)3

                        Virologix Corporation
                     (a development stage company)

                 STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                  Deficit
                                          Preferred     Common                  Accumulated
                                            Stock       Stock      Additional   During the
                                          ----------  ----------    paid-in     Development
                                            Shares      Shares      Capital        Stage
                                          ----------  ----------  ------------  ------------
Balance, December 28, 1995                         -           -  $         -   $         -

Common stock issued, $.001 per share               -   1,800,000        1,000             -
Net loss for the year                              -           -            -        (1,000)
                                          ----------  ----------  ------------  ------------

Balance, December 31, 1995                         -   1,800,000        1,000        (1,000)

Common stock issued, net of expenses,
  $1.667 per share                                 -     450,000      748,000             -
Common stock, net of expenses, issued
  in connection with debt financing,
  valued at $3.75 per share                        -     135,000      419,000             -
Options issued for consulting services             -           -       47,000             -
Net loss for the year                              -           -            -    (1,468,000)
                                          ----------  ----------  ------------  ------------

Balance, December 31, 1996                         -   2,385,000    1,215,000    (1,469,000)

Series A preferred stock issued in
  settlement of outstanding debt,
  valued at $27,000 per share                   11.3           -      305,000             -
Series A preferred stock issued,
  $27,000 per share                               32           -      864,000             -
43.3 shares of Series A preferred stock
  converted to 779,000 shares
  common, valued at $1.50 per share            (43.3)    779,000            -             -
Series B preferred stock issued,
  net of expenses, $3.00 per share           189,000           -      540,000             -
Series B preferred stock issued,
  net of expenses, in settlement of
  outstanding debt, valued at
  $3.00 per share                            105,400           -      316,000             -
Net loss for the year                              -           -            -    (1,566,000)
                                          ----------  ----------  ------------  -------------

Balance, December 31, 1997                   294,400   3,164,000    3,240,000    (3,035,000)


Common stock issued in settlement
  of employment and consulting
  agreements and for other services
  rendered, valued at $.4621 per share             -     575,000      266,000             -
Net loss for the year                              -           -            -      (637,000)
                                          ----------  ----------  ------------  ------------

Balance, December 31, 1998                   294,400   3,739,000    3,506,000    (3,672,000)

Net loss for the period (unaudited)                -           -             -     (196,000)
                                          ----------  ----------  ------------  ------------

Balance, June 30, 1999 (unaudited)           294,400   3,739,000  $ 3,506,000   $(3,868,000)
                                          ==========  ==========  ============  ============

      The accompanying notes are an integral part of this statement.

                                  (a)4

                           Virologix Corporation
                       (a development stage company)

                        STATEMENTS OF CASH FLOWS

                                                                                              December 28,
                                                Six Months Ended          Year Ended              1995
                                                   June 30,             December 31,         (inception) to
                                            ----------------------  ------------------------      June 30,
                                               1999         1998       1998         1997          1999
                                            ----------  ----------  ----------  ------------  ------------
                                                  (unaudited)

Cash flows from operating activities:
Net loss                                    $(196,000)  $(325,000)  $(637,000)  $(1,566,000)  $(3,868,000)
Adjustments to reconcile net loss to
net cash used in operating activities:
  Depreciation and amortization                 1,000       1,000       2,000       324,000       491,000
  Stock and warrants issued for services            -           -     266,000             -       313,000
    Change in operating assets and liabilites:
      Licenses                               (105,000)          -           -             -      (105,000)
      Accounts payable                        223,000     183,000     153,000       (98,000)      391,000
                                            ----------  ----------  ----------  ------------  ------------

Net cash used in operating activities         (77,000)   (141,000)   (216,000)   (1,340,000)   (2,778,000)


Cash flows from investing activities:
  Purchase of equipment                             -           -           -        (4,000)       (4,000)


Cash flows from financing activities
  Proceeds from notes payable                  40,000           -      40,000             -        80,000
  Proceeds from stock issuances                     -           -           -     1,404,000     2,153,000
  Proceeds from debt issuance                       -           -           -       300,000       983,000
  Repayment of debt                                 -           -           -      (433,000)     (433,000)
                                            ----------  ----------  ----------  ------------  ------------

Net cash provided by financing activities      40,000           -      40,000     1,271,000     2,783,000

Net decrease in cash and cash equivalents     (37,000)   (141,000)   (176,000)      (73,000)        1,000

Cash and cash equivalents,
  beginning of period                          38,000     214,000     214,000       287,000             -
                                            ----------  ----------  ----------  ------------  ------------

Cash and cash equivalents,
  end of period                             $   1,000   $  73,000   $  38,000   $   214,000   $     1,000
                                            ==========  ==========  ==========  ============  ============

            The accompanying notes are an integral part of these statements.

                                  (a)5

                          Virologix Corporation
                      (a development stage company)

                     NOTES TO FINANCIAL STATEMENTS


NOTE 1 - Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations
--------------------
Virologix Corporation (the "Company") was incorporated in the State of Delaware on December 28, 1995. The Company is engaged in the research and development of vaccines and therapeutics for viral diseases and the development of animal models of human viral diseases for use in pharmaceutical discovery. The Company's technologies are licensed from third parties and the Company depends on third parties to conduct research on its behalf pursuant to research and consulting agreements.

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Cash and Cash equivalents
-------------------------
The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents for purposes of the statements of cash flows. Cash and cash equivalents consist primarily of cash in banks and money market funds.

Patents and Applications
------------------------
The Company expenses patent and application costs as incurred because, even though the Company believes the patents and underlying processes have continuing value, the amount of future benefits to be derived therefrom are uncertain.

Licenses
--------
The Company capitalizes the purchase value of licenses and amortizes them over their estimated useful lives.

Research and development
------------------------
Research and development costs are expensed as incurred.

                                 (a)6

                       Virologix Corporation
                    (a development stage company)

                NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE 1 - Nature of Operations and Summary of Significant Accounting Policies - Continued

Income Taxes
------------
Income taxes are accounted for
under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Use of Estimates
----------------
Management of the Company has made a number of estimates and assumptions relative to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Fair Value of Financial Instruments
-----------------------------------
The carrying value of cash and cash equivalents, and accounts and notes payable approximate fair value due to the relatively short maturity of these instruments.

Interim Financial Statements (unaudited)
----------------------------------------
The balance sheet as of June 30, 1999 and the statements of operations and cash flows for the six months ended June 30, 1999 and 1998 were prepared by management without audit. In the opinion of management, all adjustments including only normal recurring adjustments necessary for the fair presentation of the financial position, results of operations, and changes in financial position for such periods, have been made. The results of operations for the six month period ended June 30, 1999 and 1998 are not necessarily indicative of the operating results which may be expected for a full year.

                                 (a)7

                        Virologix Corporation
                     (a development stage company)

                NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE 1 - Nature of Operations and Summary of Significant Accounting Policies - Continued

Stock Option Plan
-----------------
The Company adopted Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant.
Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net earnings (loss) disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of ABP Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.


NOTE 2 - Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001. Of the authorized preferred stock, 120 shares were designated as Series A convertible preferred stock, which was automatically convertible into 9,000 shares of common stock on the later of 1) the closing date of an initial public offering of the common stock by the Company, or 2) six months following the final closing date on which a share of the Series A convertible preferred stock was sold, but not later than December 31, 1997. The Company issued 11.3 shares of Series A convertible preferred stock in settlement of a note and accrued interest in the amount of $305,000 in April 1997. In June 1997, the Company issued 32 shares of Series A convertible preferred stock in the amount of $864,000. The Series A convertible preferred stock shares totalling 43.3 were converted into 779,000 shares of common stock at $1.50 per share.

Preferred stock shares totalling 1,350,000 were designated as Series B convertible preferred stock. The Series B is convertible into common stock upon the completion of an initial public offering (IPO) of the Company's common stock at a conversion price equal to the lesser of 1) $3.00 or 2) a price that will generate an annualized rate of return of 40.0% from the closing date of the Series B offering to the IPO date, but not less than $1.50.

                                  (a)8

                         Virologix Corporation
                      (a development stage company)

                 NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE 3 -Stockholders' Deficit

In December 1998, the Company issued 575,000 shares of its common stock to employees, consultants and a shareholder for termination of employment contracts, consulting agreements, and other services.
The common stock was valued at $266,000 ($.4621 per share), the value received for the Company's stock in the July 20, 1999 merger
(See Note 10.)

In connection with the repayment of a $750,000 note in October 1997, certain noteholders converted their notes to 105,418 shares of preferred stock at $3.00 per share. As an incentive to convert their notes to preferred stock, the investors received five-year warrants to purchase an aggregate of 57,500 shares of the Company's common stock at an exercise price of $3.00.

NOTE 4 -Stock Option Plan

In January 1996, the Company implemented its 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan") whereby options to purchase up to 375,000 shares of the Company's common stock may be granted to employees, consultants and outside directors of the Company. The exercise period for options granted under the Plan, except those granted to outside directors, is determined by a committee of the Board of Directors. Stock options granted to outside directors pursuant to the Plan must have an exercise price equal to or in excess of the fair market value of the Company's common stock at the date of grant and become exercisable over three years.
The fair value of the Company's common stock is determined by a committee of the Board of Directors. The committee was comprised entirely of employees who receive stock options under the Plan.


                                  (a)9

                        Virologix Corporation
                      (a development stage company)

              NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note 4 - Stock Option Plan - Continued

Transactions under the Plan are summarized as follows:

                                                           Weighted
                                              Number of     Average
                                               Shares    Exercise Price
                                            ------------  ------------
Outstanding at December 31, 1996               30,000        $1.67
Forfeited                                     (15,000)        6.00
Granted                                        70,000         6.00
                                            -----------   ------------

Outstanding at December 31, 1997               85,000        $4.47
                                            ===========   ============

Outstanding at December 31, 1998               85,000        $4.00
                                            ===========   ============

Options available for future grant            290,000
                                            ===========

Weighted average fair value of options
granted during 1997                            $ 0.00
                                            ===========

The following table summarizes information about options outstanding at December 31, 1998:


                 Options Outstanding            Options Exercisable
           ----------------------------------  ---------------------
                        Weighted
                         Average     Weighted
 Range                  Remaining    Average                Weighted
   of                  Contractual   Exercise               Average
Exercise                  Life                              Exercise
  Prices      Shares     (Years)      Price       Shares     Price
----------  ----------  ----------  ----------  ----------  ----------
$1.67-$6.00    85,000       8.00      $4.47      45,000      $4.47

The Company applies Accounting Principles Board Opinion No. 25,
"Accounting for Stock Issued to Employees," and related interpretations in accounting for options and warrants issued to employees and stock options granted under the


                                 (a)10

                       Virologix Corporation
                    (a development stage company)

             NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 4 - Stock Option Plan - Continued

Plan. During the years ended December 31, 1998 and 1997, no compensation expense has been recognized. Had compensation cost for stock options granted been determined based upon the fair value at the grant date for awards consistent with the methodology prescribed under SFAS No.
123, there would be no effect on the Company's net loss for the years ended December 31, 1998 and 1997.

NOTE 5 - Income Taxes

The Company has incurred losses since inception which have generated net operating loss carryforwards of approximately $880,000 and $789,000 respectively, at December 31, 1998 and 1997 for federal and state income tax purposes. These carryforwards are available to offset future taxable income and expire in 2011 and 2013 for federal income tax purposes.

The net operating loss carryforwards and temporary differences, arising primarily from deferred research and development expenses, result in a noncurrent deferred tax asset at December 31, 1998 and December 31, 1997 of approximately $1,100,000 and $1,000,000 respectively. In consideration of the Company's accumulated losses and the uncertainty of its ability to utilize this deferred tax asset in the future, the Company has recorded a valuation allowance of an equal amount on such date to fully offset the deferred tax asset.

For the year ended December 31, 1998 and December 31, 1997, the
Company's effective tax rate differs from the federal statutory rate principally due to net operating losses and other temporary differences for which no benefit was recorded.

NOTE 6 - Related Party Transactions

Consulting agreements
---------------------
The Company had a consulting agreement, with CSO Ventures LLC ("CSO") under which CSO provided the Company with business development, operations and other advisory services. The agreement terminated on December 31, 1997. Two former executives of the Company were also principals of CSO.
For the year ended December 31, 1997 the Company incurred expense of $120,000 pursuant to the agreement.


                                 (a)11

                        Virologix Corporation
                   (a development stage company)

                  NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE 6 - Related Party Transactions - Continued

The Company entered into a consulting agreement with Prism Ventures LLC (Prism) for business development, operations and other advisory services dated January 1, 1998, which was terminated August 2, 1998. Two former executives of the Company were also principals of Prism. Expenses related to this agreement totalled $70,000 for the six months ended June 30, 1999. Additionally, the consulting firm was issued 50,000 shares of the Company's common stock valued at approximately $23,000 (see Note 3).

In connection with the development of its licensed technologies, the Company has entered into a consulting agreement with the scientist who developed such technologies. The scientist, who is also a stockholder, received $75,000 for services pursuant to this agreement for each of the years ended December 31, 1998 and 1997, respectively.

Employment agreements
---------------------
The Company had employment agreements with the former executives of the Company who are also principal shareholders of the Company, CSO and Prism. The employment agreements were cancelled in December 1998 and the executives received 300,000 shares of common stock of the Company. Approximately $146,000 of salary expense was recognized in conjunction with the stock issuance (see Note 3).

Notes payable
-------------
The Company  borrowed $40,000 from two shareholders in November 1998.
The notes are payable upon the earlier of one year from the date of the notes or the consummation of a financing or merger transaction by the Company. The notes bear interest at a rate equal to the minimum applicable rate as announced by the Treasury Department in effect as of November 1, 1998.
The Company borrowed an additional $40,000 from two shareholders during 1999. The notes terms are the same as those entered into in November 1998.
The loans will be repaid upon consummation of the merger with Access Pharmaceuticals, Inc. (see Note 10.)

                                (a)12

                        Virologix Corporation
                    (a development stage company)

             NOTES TO THE FINANCIAL STATEMENTS - CONTINUED


NOTE 7 - License and Research Support Agreements

In February 1996, the Company entered into a research collaboration and license agreement with a third party. Under the terms of the agreement, the Company has all rights in inventions, discoveries, biological material or software created in the course of the research. The Company incurred sponsored research expense of approximately $54,000 and $161,000 during the years ended December 31, 1998 and 1997, respectively.

NOTE 8 - Commitments and Contingencies

The Company's products will require clinical trials, U.S. Food and Drug Administration approval, or approval of similar authorities internationally and acceptance in the marketplace prior to commercialization. Although the Company believes its patents and patent applications are valid, the invalidation of its major patents would have a material adverse effect upon its business. The Company competes with specialized biotechnology companies and major pharmaceutical companies. Many of these competitors have substantially greater resources than the Company.

NOTE 9 - Liquidity

The Company's activities since inception have consisted primarily of sponsoring research and development, performing business and financial planning, preparing and filing patent applications, and raising capital. Accordingly, the Company will require additional financing to achieve commercialization of its technologies.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred cumulative net operating losses of $3,868,000 and expects to incur substantial additional losses in completing the commercialization of its technologies. At December 31, 1998, the Company had an excess of current liabilities over current assets of $468,000.
These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations as they come due. Management is actively pursuing various options, which include a merger with a subsidiary of Access Pharmaceuticals, Inc. (see Note 10). The financial statements do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amount of liabilities that might result from the outcome of these uncertainties.


                                 (a)13

                         Virologix Corporation
                      (a development stage company)

               NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE 10 - Subsequent Event

On March 1, 1999, the Company entered into a merger agreement with a wholly owned subsidiary of Access Pharmaceuticals, Inc. ("Access") whereby the Company will become a wholly owned subsidiary of Access. Access is publically held and is a site-directed drug targeting company using bioresponsive carriers to target and control the release of therapeutic agents into sites of disease activity and clear the non-targeted drug-fraction. The closing took place on July 20, 1999. Under the terms of the agreement, the Virologix shareholders received 1,000,000 shares of common stock of Access.



                                  (a)14

(b)  Pro Forma Financial Information.

      UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

 The following unaudited Pro Forma consolidated financial statements give effect to the merger, which occurred on July 20, 1999, using the purchase method of accounting. The unaudited Pro Forma consolidated balance sheet gives effect to the merger as if it had occurred on June 30, 1999. The unaudited Pro Forma consolidated statements of operations for the year ended December 31, 1998 give effect to the merger as if it had occurred on January 1, 1998. The unaudited Pro Forma consolidated statement of operations for the six months ended June 30, 1999 give effect to the merger as if it had occurred on January 1, 1999. The Unaudited Pro Forma consolidated Financial Statements do not purport to represent what Access' financial position or results of operations would actually have been if the merger or acquisition had in fact occurred on such dates or to project Access' financial position or results of operations as of any future date or for any future period.

For Pro Forma purposes:

- Access' unaudited consolidated balance sheet as of June 30, 1999 has been combined with the Virologix unaudited balance sheet as of June
30, 1999.

- Access' unaudited Pro Forma combined statements of operations for the six months ended June 30, 1999 and year ended December 31, 1998 have been combined with the Virologix unaudited statement of operations for the six months ended June 30, 1999 and the audited statement of operations for the year ended December 31, 1998.

The unaudited Pro Forma consolidated financial information has been prepared based on the assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid for the assets and liabilities of Virologix based on preliminary estimates of their fair value. In the opinion of Access, all adjustments necessary to present fairly such unaudited Pro Forma consolidated financial information have been made based on the proposed terms and structure of the merger.

These unaudited Pro Forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements and the related notes thereto of Access and Virologix, and other financial information pertaining to Access and Virologix, including Access' "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Annual Report on Form 10-K and the Quarterly Report's on Form
10-Q filed with the Securities and Exchange Commission.


                                 (b)1

                         UNAUDITED PRO FORMA
                      CONSOLIDATED BALANCE SHEET

                             June 30, 1999

                                                           Pro Forma             Pro Forma
                                    Access    Virologix   Adjustments  Notes    Combined
                                  ----------  ----------  ----------  --------  ------------
             ASSETS
Current assets
  Cash and cash equivalents       $ 258,000   $   1,000    2,748,000      b     $ 3,007,000
  Accounts receivable                32,000           -                              32,000
  Prepaid expenses and other
    current assets                  128,000           -                             128,000
                                  ----------  ----------                        ------------

Total current assets                418,000       1,000                           3,167,000
                                  ----------  ----------                        ------------

Property and equipment, at cost   1,007,000       4,000                           1,011,000
Less accumulated depreciation
  and amortization                 (848,000)     (3,000)                           (851,000)
                                  ----------  ----------                        ------------
                                    159,000       1,000                             160,000

Licenses, net                       400,000     105,000      10,000       c         495,000

Investments                         150,000           -                             150,000

Goodwill                                  -           -   2,095,000      a,c      2,095,000

Other assets                          8,000           -                               8,000
                                  ----------  ----------                        ------------

Total assets                     $1,135,000   $ 107,000                         $ 6,075,000
                                  ==========  ==========                        ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and
    accrued expenses              $ 558,000   $ 389,000                         $   947,000
  Accrued insurance premiums          9,000           -                               9,000
  Deferred revenues                  88,000           -                              88,000
  Current portion of obligations
    under capital leases             73,000           -                              73,000
  Notes payable                           -      80,000                              80,000
                                  ----------  ----------                        ------------

Total current liabilities           728,000     469,000                           1,197,000

Obligations under capital leases,
  net of current portion              3,000           -                               3,000
                                  ----------  ----------                        ------------

Total liabilities                   731,000     469,000                           1,200,000
                                  ----------  ----------                        ------------

Commitments and contingencies             -           -                                   -

Stockholders' equity
  Preferred stock                         -           -                                   -
  Common stock                       34,000           -         26,000     a,b       60,000
  Additional paid-in capital     25,202,000   3,506,000        939,000     a,b   29,647,000
  Accumulated deficit           (24,832,000) (3,868,000)    (3,868,000)    a,b,c(24,832,000)
                                 ----------- -----------                        ------------

Total stockholders' equity          404,000    (362,000)                          4,875,000
                                  ----------  ----------                        ------------

Total liabilities and
  stockholders' equity          $ 1,135,000   $ 107,000                         $ 6,075,000
                                 ===========  ==========                        ============


                                  (b)2

                          UNAUDITED PRO FORMA
                  CONSOLIDATED STATEMENTS OF OPERATIONS

                  For The Six Months Ended June 30, 1999

                                                                    Pro Forma    Pro Forma
                                            Access     Virologix   Adjustments   Combined
                                         -----------  -----------  ------------  ----------
Revenues                                 $        -   $        -                 $       -

Expenses
  Research and development                  693,000            -                   693,000
  General and administrative                912,000      195,000                 1,107,000
  Depreciation and amortization              93,000        1,000     126,000 (c)   220,000
                                         -----------  -----------                ----------

Total expenses                            1,698,000      196,000                 2,020,000
                                         -----------  -----------                ----------

Loss from operations                     (1,698,000)    (196,000)               (2,020,000)

Other income (expense)
  Interest and miscellaneous income          19,000            -                    19,000
  Interest expense                           (8,000)           -                    (8,000)
                                         -----------  -----------                ----------
                                             11,000            -                    11,000

Loss before income taxes                 (1,687,000)    (196,000)               (2,009,000)

Provision for income taxes                        -            -                         -
                                         -----------  -----------                ----------

Net loss                                $(1,687,000)  $ (196,000)              $(2,009,000)
                                         ===========  ===========                ==========

Basic and diluted loss per common share $     (0.49)                           $     (0.33)
                                         ===========                             ==========

Weighted average basic and diluted
  common shares outstanding               3,429,402                              6,036,619
                                         ===========                             ==========



                                 (b)3

                         UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS

                       Year Ended December 31, 1998

                                                                     Pro Forma    Pro Forma
                                            Access      Virologix   Adjustments   Combined
                                          -----------  -----------  -----------  -----------
Revenues                                  $        -   $        -                $        -

Expenses
  Research and development                 1,756,000      203,000                 1,959,000
  General and administrative               1,464,000      434,000                 1,898,000
  Depreciation and amortization              213,000        2,000    253,000 (c)    468,000
                                          -----------  -----------               -----------

Total expenses                             3,433,000      639,000                 4,325,000
                                          -----------  -----------               -----------

Loss from operations                      (3,433,000)    (639,000)               (4,325,000)
                                          -----------  -----------               -----------

Other income (expense)
  Interest and miscellaneous income           58,000        2,000                    60,000
  Interest expense                           (22,000)           -                   (22,000)
                                          -----------  -----------               -----------
                                              36,000        2,000                    38,000
                                          -----------  -----------               -----------

Loss before income taxes                  (3,397,000)    (637,000)               (4,287,000)

Provision for income taxes                         -            -                         -
                                          -----------  -----------               -----------

Net loss                                 $(3,397,000)  $ (637,000)              $(4,287,000)
                                          ===========  ===========               ===========

Basic and diluted loss per common share  $     (1.28)                           $     (0.82)
                                          ===========                            ===========

Weighted average basic and diluted
  common shares outstanding                2,650,168                              5,257,385
                                          ===========                            ===========



                                   (b)4

                     NOTES TO UNAUDITED PRO FORMA
                   CONSOLIDATED FINANCIAL STATEMENTS


1.  BASIS OF PRESENTATION


The following unaudited Pro Forma consolidated financial statements give effect to the merger using the purchase method of accounting. The unaudited Pro Forma consolidated balance sheet gives effect to the merger as if it had occurred on June 30, 1999. The unaudited Pro Forma consolidated statements of operations for the year ended December 31, 1998 give effect to the merger as if it had occurred on January 1, 1998 and the unaudited Pro Forma consolidated statement of operations for the six months ended June 30, 1999 give effect to the merger as if it had occurred on January 1, 1999.
The unaudited pro forma consolidated financial statements do not purport to represent what Access' financial position or results of operations would actually have been if the merger or acquisition had in fact occurred on such dates or to project Access' financial position or results of operations as of any future date or for any future period.

2.  UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL ADJUSTMENTS

(a) To record the shares of Access common stock exchanged for Virologix common stock and eliminate the capital accounts of Virologix.
All of the outstanding Virologix common shares were converted into Access common shares using an exchange ratio of .231047. Virologix shareholders received an aggregate of 1,000,000 shares of Access common stock pursuant to the merger agreement. All of the outstanding options and warrants to purchase Virologix common stock were cancelled before the merger. The total consideration recorded consists of Access common stock valued at $2.0 million and transaction costs of approximately $102,000. Resulting goodwill amounted to $2,464,000.

(b) To record the Access private offering.
Before the merger was completed, Access was required to complete a private offering of $3,000,000, pursuant to merger agreement. The Company, assisted by an investment bank, raised on July 20, 1999, $3,002,000 in gross proceeds less cash issuance costs of $252,000 from the placement of 1,501,000 shares of common stock at $2.00 per share.
The placement agent received warrants to purchase 160,721 shares of common stock at $2.00 per share, in accordance with the offering terms and elected to receive 106,271 shares of common stock in lieu of certain sales commissions and expenses.

(c) To record goodwill and license amortization expense.
Goodwill pro forma amortization was $123,000 and $246,000 for 1999 and 1998, respectively. License pro forma amortization was $3,000 and $7,000 for 1999 and 1998, respectively.


                                  (b)5